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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated January 28, 2000 relating to the financial statements and financial statement schedules, respectively, of Artisan Entertainment Inc. and subsidiaries and LIVE Entertainment Inc. and subsidiaries, which appear in such Registration Statement. We also consent to the reference under the heading "Experts"in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
                                          Century City, California

                                          April 10, 2000